Exhibit 99.2

Guardant Health Prices Upsized $350.0 Million Convertible Senior Notes Offering

PALO ALTO, Calif. November 5, 2025 – Guardant Health, Inc. (“Guardant Health”) (Nasdaq: GH), a leading precision oncology company, today announced the pricing of its upsized offering of $350.0 million aggregate principal amount of 0% convertible senior notes due 2033 (the “notes”) in a private offering (the “convertible notes offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the convertible notes offering was increased from the previously announced offering size of $300.0 million. The issuance and sale of the notes are scheduled to settle on November 7, 2025, subject to customary closing conditions. Guardant Health also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $52.5 million principal amount of notes.

The notes will be senior, unsecured obligations of Guardant Health. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on May 15, 2033, unless earlier converted, redeemed or repurchased by Guardant Health. Before February 15, 2033, noteholders will have the right to convert their notes only in certain circumstances. From and after February 15, 2033 until the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their notes at any time at their election. Guardant Health will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Guardant Health’s election. The initial conversion rate is 8.2305 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $121.50 per share of common stock, and will be subject to customary anti-dilution adjustments. The initial conversion price represents a premium of approximately 35.0% over the public offering price per share of Guardant Health’s common stock in the concurrent common stock offering (as defined below).

The notes will not be redeemable at Guardant Health’s election at any time before November 20, 2029. The notes will be redeemable, in whole or in part, for cash at Guardant Health’s option at any time, and from time to time, on a redemption date on or after November 20, 2029 and on or before the 25th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Guardant Health’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to limited exceptions, noteholders may require Guardant Health to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the applicable fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the notes or if Guardant Health delivers a notice of redemption, Guardant Health will, in certain circumstances, increase the conversion rate of the notes for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Guardant Health estimates that the net proceeds from the offering will be approximately $339.1 million (or approximately $390.0 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Guardant Health intends to use the net proceeds from the convertible notes offering, together with the net proceeds from Guardant Health’s concurrent common stock offering (as defined below), if consummated, for general corporate purposes, which may include, depending on market conditions, repurchasing a portion of Guardant Health’s 0% convertible senior notes due 2027 (the “2027 notes”). General corporate purposes may include the acquisition of complementary products, technologies, intellectual property or businesses; however, Guardant Health currently does not have any agreements or commitments to complete any such transactions. If the initial purchasers exercise their option to purchase additional notes, then Guardant Health intends to use the net proceeds from the sale of the additional notes for general corporate purposes. This press release is not an offer to repurchase any 2027 notes and the convertible notes offering is not contingent upon the repurchase of any 2027 notes. There can be no assurances that Guardant Health will repurchase any 2027 notes.

In a separate press release and concurrently with the convertible notes offering, Guardant Health also announced today the pricing of its previously announced underwritten public offering of 3,333,333 shares of its common stock at a public offering price of $90.00 per share (the “concurrent common stock offering” and, together with the convertible notes offering, the “offerings”). Guardant Health estimates that the gross proceeds from the concurrent common stock offering will be approximately $300.0 million before deducting underwriting discounts and commissions and estimated offering expenses payable by Guardant Health. The size of the concurrent common stock offering was increased from the previously announced $250.0 million of shares of common stock. Guardant Health also granted to the underwriters of the concurrent common stock offering a 30-day option to purchase up to an additional 499,999 shares of common stock at the public offering price, less underwriting discounts and commissions. The concurrent common stock offering is expected to close on November 7, 2025, subject to the satisfaction of customary closing conditions. The completion of the convertible notes offering is not contingent on the completion of the concurrent common stock offering, and the completion of the concurrent common stock offering is not contingent on the completion of the convertible notes offering.

The notes sold in the convertible notes offering were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The offer and sale of the notes and any shares of common stock potentially issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release is not an offer to sell nor a solicitation of an offer to buy any of the securities being offered in the offerings or any shares of common stock issuable upon conversion of the notes, nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Guardant Health

Guardant Health is a leading precision oncology company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care and accelerating new cancer therapies by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and treatment selection for patients with advanced cancer.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the timing and completion of the offerings on the anticipated terms, or at all, market conditions, statements regarding the expected net proceeds of the common stock offering and the anticipated use of proceeds from the offerings, including any potential repurchases of the 2027 notes, each of which involve risks and uncertainties that could cause the actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and in its other reports filed with or furnished to the SEC thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

Investor Contact:

Zarak Khurshid

investors@guardanthealth.com

Media Contact:

Meaghan Smith

press@guardanthealth.com

Source: Guardant Health, Inc.